Exhibit 99.a

Commonwealth of Puerto Rico Department of State Transaction Date: 16-Apr-2015 Register No: 352517 Order No: 911426

Commonwealth of Puerto Rico

Department of State

Certificate of Incorporation of a Stock Corporation

Article I - Corporation Name

The name of the Domestic Corporation is: ATLAS U.S. TACTICAL INCOME FUND INC.

Desired term for the entity name is: Inc.

Article II - Designated Office and Resident Agent

Its designated office in the Commonwealth of Puerto Rico will be located at:

Street Address	Buchanan Office Center 40 Carr 165, Suite 201, Guaynabo, PR, 00968
Mailing Address	Buchanan Office Center 40 Carr 165, Suite 201, Guaynabo, PR, 00968
Phone	(787) 781-1301

The name, street and mailing address of the Resident Agent in charge of said office is:

Name	Atlas U.S. Tactical Income Fund Inc.
Street Address	Buchanan Office Center 40 Carr 165, Suite 201, Guaynabo, PR, 00968
Mailing Address	Buchanan Office Center 40 Carr 165, Suite 201, Guaynabo, PR, 00968
Email	phopgood@atlas-am.com
Phone	(787) 781-1301

Article III - Nature of Business

This is a For Profit entity whose nature of business or purpose is as follows:

The business proposed to be transacted, promoted and carried on for pecuniary profit by the Corporation is any licit business for which a corporation can be organized under the laws of the Commonwealth of Puerto Rico and the General Law of Corporations of 2009, as amended.

Article IV - Capital Stock

The number and classes of authorized capital stock of this corporation are as follows:

Class	Common
Share Number	5,000,000
Par Value	$0.01

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution.

Article V - Incorporators

The name, street and mailing address of each Incorporator is as follows:

Certificate of Incorporation of a Stock Corporation	Page 1 of 2

ATLAS U.S. TACTICAL INCOME FUND INC.	Domestic Corporation

Name	Carbonell, Miguel E
Street Address	208 Ponce de Leon Ave., Suite 1600, San Juan, PR, 00918
Mailing Address	PO Box 70294, San Juan, PR, 00936-8294
Email	mcarbonell@amgprlaw.com

Article VI - Officer

If the faculties of the Incorporators will end upon the filing of the Certificate of Incorporation of a Stock Corporation, the names, physical and mailing address of the persons who will act as Officers until the first annual meeting of the members or until their successors replace them are as follows:

Name	Hopgood, Paul

Title	President
Street Address	Buchanan Office Center 40 Carr 165, Suite 201, Guaynabo, PR, 00968
Mailing Address	Buchanan Office Center 40 Carr 165, Suite 201, Guaynabo, PR, 00968
Email	phopgood@atlas-am.com
Expiration Date	Indefinite

Name	Pandal, Jaime
Title	Vice president
Street Address	Buchanan Office Center 40 Carr 165, Suite 201, Guaynabo, PR, 00968
Mailing Address	Buchanan Office Center 40 Carr 165, Suite 201, Guaynabo, PR, 00968
Email	jpandal@atlas-am.com
Expiration Date	Indefinite

Article VII - Terms of Existence

The term of existence of this corporation will be: Perpetual

The date from which the corporation will be effective is: 16-Apr-2015

Supporting Documents

Document	Date Issued

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I/We Carbonell, Miguel E, the undersigned, for the purpose of forming a corporation pursuant to the laws of Puerto Rico, hereby swear that the facts herein stated are true. This 16th day of April, 2015.

Certificate of Incorporation of a Stock Corporation	Page 2 of 2

Commonwealth of Puerto Rico

DEPARTMENT OF STATE

San Juan, Puerto Rico

CERTIFICATE OF AMENDMENT

I, DAVID E. BERNIER RIVERA, Secretary of State of the Commonwealth of Puerto Rico,

CERTIFY: That on June 26, 2015, at 09:28 AM, "ATLAS U.S. TACTICAL INCOME FUND INC.", registry number 352517, performed the following amendment:

Other

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Commonwealth of Puerto Rico, in the City of San Juan, Puerto Rico, today, June 26, 2015.

DAVID E. BERNIER RIVERA
Secretary of State

Commonwealth of Puerto Rico Department of State Transaction Date: 26-Jun-2015 Register No: 352517 Order No: 945786

Commonwealth of Puerto Rico
Department of State

Amendment to Articles of Incorporation

352517 - ATLAS U.S. TACTICAL INCOME FUND INC.

A resolution was adopted setting forth (a) proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the following Article(s)

Supporting Documents

Document	Date Issued
Corporate Resolution	25-Jun-2015

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I, Carbonell, Miguel E [Attorney/Paralegal - Attorney] the undersigned, being authorized to file amendment(s) for the corporation, hereby swear that the facts herein stated in this certificate are true, this 26th day of June, 2015.

Amendment to Articles of Incorporation	Page 1 of 1

CERTIFICATE OF CORPORATE RESOLUTION

ATLAS U.S. TACTICAL INCOME FUND, INC.

The undersigned, Nikos Buxeda, in his capacity as Secretary of ATLAS U.S. TACTICAL INCOME FUND, INC., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (the "Corporation"), does hereby certify:

1. That on a duly convened meeting of the Corporation's Board of Directors (the "Board") held on July, 18, 2015, at which quorum was present, the Board voted on and approved the following resolution:

WHEREAS, the Corporation's Board of Directors undestands that it is in the best interest of the Corporation and its shareholders to amend Article FOURTH of the Corporation's Certificate of Incorporation for the purposes of creating two separate classes of authorized capital stock,

WHEREAS, the Corporation has not heretofore issued any shares of its capital stock.

NOW, THEREFORE, BE IT RESOLVED, that Article FOURTH of the Corporation's Certificate of Incorporation be amended to read as shown in the Certificate of Amendment to the Certificate of Incoporation attached hereto.

2. That the Resolution transcribed above has not been revoked, annulled, altered or amended in any way or form and was adopted in accordance with the statutory dispositions of the Corporation, of the Certificate of Incorporation, and the Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Resolutions on this 25 day of June, 2015.

[Corporate Seal]	ATLAS U.S. TACTICAL INCOME FUND, INC.

By:
Name:	Nikos Buxeda
Title:	Secretary

Affidavit Number:	49

Acknowledged and subscribed before me by Nikos Buxeda, of legal age, married, property owner, and resident of San Juan, Puerto Rico as Secretary of ATLAS U.S. TACTICAL INCOME FUND, INC., personally known to me. In San Juan, Puerto Rico, this 25 day of June, 2015,

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CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

Atlas U.S. Tactical Income Fund, Inc. (the “Corporation”), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, does hereby certify:

FIRST: That the Board of Directors of the Corporation, at a duly convened meeting held on June 18, 2015, at which quorum was present, adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation and declaring said amendment advisable.

SECOND: The amendment adopted is as follows:

Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is five million (5,000,000) shares of Common Stock with a par value of one cent ($0.01) per share, consisting of (i) three million five hundred thousand (3,500,000) shares of redeemable Class A Common Stock and (ii) one million five hundred thousand (1,500,000) shares of redeemable Class C Common Stock (collectively, the “Common Stock”).

B. The Common Stock of the Corporation does not carry any preemptive, conversion or exchange rights. The Common Stock of the Corporation, when issued, shall be fully paid and non-assessable.

C. Each share of redeemable Common Stock of any class issued by the Corporation shall be a “redeemable security.” A “redeemable security” means any security, other than short-term commercial paper, under the terms of which the holder upon its presentation to the Corporation or to a person designated by the Corporation, is entitled (whether absolutely or only out of surplus) to receive approximately his/her proportionate share of the Corporation's current net asset value (less such redemption fee or other charge, if any, as may be determined by the Board of Directors of the Corporation), or the cash equivalent thereof, at periodic intervals determined by the Board of Directors of the Corporation, but not less frequently than once each year.

D. The Board of Directors is authorized, subject to the provisions of this Article FOURTH, without the approval of the holders of any outstanding shares, to provide for the issuance of additional shares of Common Stock, and by filing a certificate pursuant to the General Corporation law, to establish the preferences, rights, voting powers, conversion, redemption or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the classes of shares of Common Stock, and classify and reclassify any authorized but unissued shares of Common Stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion, redemption or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series; provided, however, that any such classification or reclassification shall not substantially adversely affect the rights of holders of any issued shares of Common Stock; provided, further, that the designations, preferences, rights, voting powers, restrictions, limitation as to dividends, qualifications or terms or conditions of redemption of the Class A and Class C shares of Common Stock of the Corporation shall be as follows:

(i) The Class A and Class C shares shall be subject to such front-end sales loads or such deferred sales charges or redemption fees as may be established by the Board of Directors from time to time and as set forth in the then-current prospectus for such shares that has been filed by the Corporation as part of its application, as amended from time to time, for registration as an investment company under the Puerto Rico Investment Companies Act of 2013, as amended from time to time (the "Investment Companies Act").

(ii) Expenses related solely to the Class A or Class C shares (including, without limitation, distribution expenses under the distribution plan approved by the Board of Directors and administrative expenses under an administration, management or service agreement, plan or other arrangement, however designated, which may differ among the Class A and Class C shares) as indicated in the current prospectus for such shares shall be borne by the class indicated in said prospectus and shall be appropriately reflected (in the manner determined by the Board of Directors as reflected in said prospectus) in the net asset value, dividends, distribution and liquidation of said class.

E. Except as otherwise expressly provided in this Certificate of Incorporation, including any amendments thereto, or in resolutions approved by the Board of Directors creating any class or series of Common Stock, the holders of each class or series of Common Stock, shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of Common Stock entitled to receive such dividends and distributions may vary among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of Common Stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of Common Stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend and liquidation rights of, the shares of each class or series of Common Stock.

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F. Except as otherwise expressly provided in this Certificate of Incorporation, including any amendments thereto, or in resolutions approved by the Board of Directors creating any class or series of Common Stock, on each matter submitted to a vote of stockholders, each holder of a share of Common Stock of the Corporation shall be entitled to one vote for each share outstanding in such holder's name on the books of the Corporation irrespective of the class or series thereof, and all share of all classes and series shall vote together as a single class; provided, however, that (i) as to any matter with respect to which a separate vote of any class or series is required by the General Corporation Law or the Investment Companies Act, such requirement as to a separate vote by the class or series shall apply in lieu of a general vote of all classes and series as described above, (ii) in the event that the separate vote requirements referred to in sub-paragraph (i) above apply with respect to one or more classes or series, then, subject to sub-paragraph (iii) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, and (iii) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote.

G. Except as otherwise expressly provided in this Certificate of Incorporation, including any amendments thereto, or in resolutions approved by the Board of Directors creating any class or series of Common Stock, in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of all classes and series of Common Stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably based on the then applicable net asset value of the class or series in the remaining net assets of the Corporation.

H. Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

I. All persons who shall acquire Common Stock in the Corporation shall acquire the same subject to the provisions of the Certificate of Incorporation and By-Laws of the Corporation as they exist and as they may be, from time to time, amended. As used in this Certificate of Incorporation, the term “Certificate of Incorporation” shall mean and include this Certificate of Incorporation of the Corporation, as amended, supplemented and restated from time to time.”

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THIRD: The aforesaid amendment was duly adopted prior to the issuance of any issuance of shares of capital stock of the Corporation in accordance with the applicable provisions of Article 8.01(b) of the Puerto Rico General Corporations Law of 2009, as amended.

IN WITNESS WHEREOF, I, the undersigned, being the Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation, hereby swear that the facts stated herein are true, this 25 day of June, 2015.

By:
Name: Nikos Buxeda
Title: Secretary

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Government of Puerto Rico

CERTIFICATE OF AMENDMENT

I, MARÍA A. MARCANO DE LEÓN, Under Secretary of State of the Government of Puerto Rico,

CERTIFY: That on December 13, 2019, at 01:42 PM, "ATLAS U.S. TACTICAL INCOME FUND INC.", registry number 352517, performed the following amendment:

Stocks

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Government of Puerto Rico, in the City of San Juan, Puerto Rico, today, December 13, 2019.

MARÍA A. MARCANO DE LEÓN

Under Secretary of State

Page 1 of 1

Government of Puerto Rico Department of State Transaction Date: 13-Dec-2019 Register No: 352517 Order No: 1713027

Government of Puerto Rico

Amendment to Articles of Incorporation

352517 - ATLAS U.S. TACTICAL INCOME FUND INC.

A resolution was adopted setting forth (a) proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the following Article(s)

Capital Stock

The number and classes of authorized capital stock of this corporation are as follows:

Class	Common
Share Number	6,500,000
Par Value	$0.01

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution.

Supporting Documents

Document	Date Issued
Corporate Resolution	13-Dec-2019

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I, Pandal, Jaime [Other - Vice President] the undersigned, being authorized to file amendment(s) for the corporation, hereby swear that the facts herein stated in this certificate are true, this 13th day of December, 2019.

Amendment to Articles of Incorporation	Page 1 of 1

ATLAS U.S. TACTICAL INCOME FUND, INC.

Corporate resolution

December 04, 2018

The Board of Directors of Atlas U.S. Tactical Income Fund, Inc. (the "Corporation"), a Puerto Rico Corporation, hereby approves and adopts the following resolution:

RESOLVED: That management be, and is hereby authorized to increase total amount of Class A registered shares with the Office of the Commissioner of Financial Institutions from current limit of 3,500,000 up to 5,000,000 as management deems appropriate in terms of timing and quantity.

This will effectively increase total amount of shares for both Classes A and C from 5,000,000 to 6,500,000.

IN WITNESS WHEREOF, the undersigned have executed this Resolution on the date set forth above.

By:
Jaime Pandal Secretary of the Board of Directors